Exhibit 99.1

Contact:	Susannah R. Robinson
Director, Investor Relations
(617) 342-6129

FOR IMMEDIATE RELEASE

CABOT ANNOUNCES SECOND QUARTER OPERATING RESULTS

BOSTON, MA (April 27, 2005) – Cabot Corporation (CBT/NYSE) today announced a net loss of $50 million (loss of $0.84 per common share) for the second quarter of fiscal year 2005 ended March 31, 2005, compared with earnings of $37 million ($0.54 per diluted common share) for the year ago quarter. The second quarter fiscal year 2005 results included $93 million ($1.46 per common share after tax) of charges from certain items and discontinued operations, compared with $1 million ($0.02 per diluted common share after tax) of charges from certain items and discontinued operations for the same quarter of fiscal year 2004. After analyzing current and anticipated tantalum market conditions, Cabot wrote off the goodwill associated with the Supermetals Business ($90 million). Further details concerning charges from certain items and discontinued operations and results for the quarter are included in Exhibit I to this press release and in the quarterly Supplemental Business Information, which is available on Cabot’s website in the Investor Relations section: http://investor.cabot-corp.com.

     Kennett F. Burnes, Cabot’s Chairman and CEO, commented, “The tantalum industry has seen a continued movement toward the use of ever smaller tantalum capacitors in electronics devices resulting in significantly less tantalum powder being used in each capacitor. This development, along with continued high inventory levels that exist in the supply chain, is putting significant pressure on tantalum powder volumes and prices. These adverse market conditions coincide with the expiration of our fixed price contracts over the next two years and have caused us to lower our expectations for the future performance of the Supermetals Business. Our lowered expectations prompted an analysis under the accounting rules which indicated that the current net book value of the assets exceeded the estimated fair value of the business, and caused us to write off $90 million of goodwill.”

     The Supermetals Business reported operating profit of $16 million for the second quarter of fiscal 2005 which was equal to the profit for the second quarter of 2004 and the first quarter of 2005 due to higher non-contracted volumes offset by lower prices. “The weak market environment has also caused us to reduce our expectations for this business’s performance in the current fiscal year,” added Burnes.

     “We saw solid performance for the quarter within our Chemicals Business, particularly in carbon black, where customer demand remains strong,” said Burnes. The Chemicals Business reported operating profit of $46 million compared with $43 million for the second quarter of fiscal 2004 and $36 million for the first quarter of 2005. “Continued high capacity utilization in the carbon black business has allowed us to expand our profitability in this business, increasing operating profit by $6 million compared with the same period last year and $12 million over the first quarter of 2005,” continued Burnes. Cabot’s fumed metal oxides business reported a $2 million decrease in operating profit compared to the second quarter of 2004 and a $1 million decrease compared to the first quarter of 2005. The results for the quarter were impacted by a write off related to off quality material. “We continue to believe that the fumed metal oxides business remains strong and healthy,” added Burnes. Inkjet colorants reported volume growth of 18% over the year ago quarter and 5% over the first quarter of fiscal 2005 driven by increased demand in both the aftermarket and OEM segments.

     During the second quarter, the Specialty Fluids Business reported operating profit of $4 million versus $3 million in the same period of fiscal 2004 and $2 million in the first quarter of 2005 driven by an increased number of rental days. During the quarter, the business completed six jobs compared to four jobs for the same period last year.

     “We are optimistic about the Company’s performance overall,” said Burnes, “and anticipate continued strong volumes in our core Chemicals Business as well as ongoing growth in the inkjet colorants and Specialty Fluids businesses. We continue to invest resources in market development and manufacturing operations for our new businesses, such as aerogels, and are confident that they will be solid contributors in future years. Notwithstanding the current challenges in the Supermetals Business, we remain optimistic about its long term performance.”

     Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

Forward-Looking Information: This press release contains forward-looking statements, particularly regarding market development plans, Cabot’s overall future performance, new business growth, and management’s expectations and outlook for the Company’s businesses. These statements are based on management’s current expectations, assumptions, estimates and projections about Cabot’s businesses and the industries in which Cabot operates. Actual results may differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Cabot undertakes no obligation to publicly update and revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

While the list below is not exhaustive, some factors that could affect Cabot’s future operating results, financial position and cash flows and could cause actual results to differ materially from those expressed in the forward looking statements are: domestic and global economic conditions, such as market supply and demand, costs and availability of raw materials; the results of current and anticipated labor negotiations; changes in capacity utilization; fluctuations in currency exchange rates; the timely commercialization of products under development by Cabot (which may be disrupted or delayed by technical difficulties, market acceptance, competitors’ new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers’ products; and competitors’ reactions to market conditions. Other factors and risks affecting Cabot are discussed in our 2004 Annual Report on Form 10-K.

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Second Quarter Earnings Announcement, Fiscal 2005

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004

Net sales and other operating revenues	$527	$500	$1,022	$946
Cost of sales	397	369	775	708

Gross profit	$130	$131	$247	$238

Selling and administrative expenses	56	58	110	109
Research and technical expenses	15	13	30	25
Goodwill asset impairment	90	—	90	—

Income (loss) from operations	($31)	$60	$17	$104

Other income and expense
Interest and dividend income	1	1	3	3
Interest expense	(8)	(7)	(16)	(15)
Other income (expense)	3	(3)	5	(4)

Total other income and expense	(4)	(9)	(8)	(16)

Income (loss) from continuing operations before income taxes	(35)	51	9	88

Provision for income taxes	(13)	(13)	(22)	(21)
Equity in net income of affiliated companies, net of tax	2	1	4	3
Minority interest in net income, net of tax	(4)	(3)	(6)	(4)

Income (loss) from continuing operations	(50)	36	(15)	66

Discontinued operations
Income from operations of discontinued businesses, net of tax	—	1	—	—

Net income (loss)	(50)	37	(15)	66
Dividends on preferred stock	—	(1)	(1)	(2)

Income (loss) available to common shares	$(50)	$36	$(16)	$64

Diluted earnings per share of common stock
Income (loss) from continuing operations	$(0.84)	$0.53	$(0.26)	$0.96
Income from operations of discontinued businesses	$—	$0.01	$—	$—

Net income (loss)	$(0.84)	$0.54	$(0.26)	$0.96

Weighted average common shares outstanding

Diluted (A)	60	69	60	69

(A)	The weighted average common shares outstanding at March 31, 2005 excludes approximately 9 million shares as those shares would be antidilutive due to the Company’s net loss position.

Second Quarter Earnings Announcement, Fiscal 2005

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004

SALES
Chemical Business	$427	$399	$832	$750
Supermetals Business	86	85	163	172
Specialty Fluids	8	9	15	10

Segment sales (A)	521	493	1,010	932
Unallocated and other (B)	6	7	12	14

Net sales and other operating revenues	$527	$500	$1,022	$946

SEGMENT PROFIT
Chemical Business	$46	$43	$82	$70
Supermetals Business	16	16	32	37
Specialty Fluids	4	3	6	1

Total Segment Profit (C)	66	62	120	108

Interest expense	(8)	(7)	(16)	(15)
General unallocated income (expense) (D)	(91)	(3)	(91)	(2)
Less: Equity in net income of affiliated companies, net of tax	(2)	(1)	(4)	(3)

Income (loss) from continuing operations before income taxes	(35)	51	9	88
Provision for income taxes	(13)	(13)	(22)	(21)
Equity in net income of affiliated companies, net of tax	2	1	4	3
Minority interest in net income, net of tax	(4)	(3)	(6)	(4)

Income (loss) from continuing operations	(50)	36	(15)	66
Discontinued operations
Income from operations of discontinued businesses, net of tax (E)	—	1	—	—

Net income (loss)	(50)	37	(15)	66
Dividends on preferred stock	—	(1)	(1)	(2)

Income (loss) available to common shares	$(50)	$36	$(16)	$64

Diluted earnings per share of common stock
Income (loss) from continuing operations	$(0.84)	$0.53	$(0.26)	$0.96
Income from operations of discontinued businesses (E)	$—	$0.01	$—	$—

Net income (loss)	$(0.84)	$0.54	$(0.26)	$0.96

Weighted average common shares outstanding
Diluted (F)	60	69	60	69

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I, including $90 million of goodwill impairment charges in the Supermetals Business.

(E)	Income represents settlement of litigation related to a previously divested business, net of tax.

(F)	The weighted average common shares outstanding at March 31, 2005 excludes approximately 9 million shares as those shares would be antidilutive due to the Company’s net loss position.

Second Quarter Earnings Announcement, Fiscal 2005

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	March 31,	September 30,
	2005	2004
In millions	(unaudited)

Current assets	$1,269	$1,173
Net property, plant and equipment	938	918
Other non-current assets	229	335

Total assets	$2,436	$2,426

Current liabilities	$490	$372
Non-current liabilities	765	863
Stockholders’ equity	1,181	1,191

Total liabilities and stockholders’ equity	$2,436	$2,426

Working capital	$779	$801

CABOT CORPORATION

	Fiscal 2004					Fiscal 2005
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Chemical Business	$351	$399	$398	$398	$1,546	$405	$427			$832
Supermetals Business	87	85	86	80	338	77	86			163
Specialty Fluids	1	9	4	13	27	7	8			15

Segment Sales (A)	439	493	488	491	1,911	489	521			1,010
Unallocated and other (B)	7	7	4	5	23	6	6			12

Net sales and other operating revenues	$446	$500	$492	$496	$1,934	$495	$527			$1,022

Segment Profit (Loss)
Chemical Business	$27	$43	$45	$17	$133	$36	$46			$82
Supermetals Business	21	16	18	22	76	16	16			32
Specialty Fluids	(2)	3	—	5	6	2	4			6

Total segment profit (loss) (C)	46	62	63	44	215	54	66			120

Income (Loss) Available to Common Shares
Interest expense	(7)	(7)	(8)	(8)	(31)	(8)	(8)			(16)
General unallocated income (expense) (D)	—	(3)	2	(14)	(14)	1	(91)			(91)
Less: Equity in net income of affiliated companies, net of tax	(2)	(1)	(2)	(2)	(6)	(2)	(2)			(4)

Income (Loss) from Continuing Operations before income taxes	37	51	55	20	164	45	(35)			9
(Provision) benefit for income taxes	(8)	(13)	(13)	(5)	(40)	(9)	(13)			(22)
Equity in net income of affiliated companies, net of tax	2	1	2	1	6	2	2			4
Minority interest in net income, net of tax	(1)	(3)	(3)	(2)	(9)	(3)	(4)			(6)

Income (Loss) from Continuing Operations	30	36	41	14	121	35	(50)			(15)
Discontinued Operations
Income (Loss) from Operations of Discontinued Businesses, net of income taxes (E) (F)	(1)	1	1	1	2	—	—			—

Net income (loss)	29	37	42	15	123	35	(50)			(15)
Dividends on preferred stock	(1)	(1)	—	(1)	(3)	(1)	—			(1)

Income (loss) available to common shares	$28	$36	$42	$14	$120	$34	$(50)			$(16)
Income (Loss) per common share
Income (Loss) per common share
Income (loss) from Continuing Operations	$0.43	$0.53	$0.61	$0.21	$1.79	$0.51	$(0.84)			$(0.26)
Income (Loss) from Operations of Discontinued Businesses (E) (F)	(0.01)	0.01	0.01	0.02	0.03	—	—			—

Net income (loss)	$0.42	$0.54	$0.62	$0.23	$1.82	$0.51	$(0.84)			$(0.26)

Weighted average common shares outstanding
Diluted (G)	68	69	69	68	68	69	60			60

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I, including $90 million of goodwill impairment charges in the Supermetals Business.

(E)	Amounts in Q1 2004 relate to litigation associated with a previously divested business, net of tax.

(F)	Additional income in Q2 2004, Q3 2004 and Q4 2004 related to insurance recoveries for discontinued businesses, net of tax.

(G)	The weighted average common shares outstanding at March 31, 2005 excludes approximately 9 million shares as those shares would be antidilutive due to the Company’s net loss position.

Second Quarter Earnings Announcement, Fiscal 2005

CABOT CORPORATION CERTAIN ITEMS — Exhibit I

Periods ended March 31	Three Months				Six Months
Dollars in millions, except per share amounts (unaudited)	2005	2005	2004	2004	2005	2005	2004	2004
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Restructuring initiatives	$(4)	$(0.04)	$(2)	$(0.02)	$(8)	$(0.08)	$(3)	$(0.03)
Goodwill asset impairment	(90)	(1.30)	—	—	(90)	(1.30)	—	—
Other non-operating items	—	—	(1)	(0.01)	—	—	(1)	(0.01)
Impact of change in shares for net loss (B)	—	(0.12)	—	—	—	(0.05)	—	—

Total certain items	(94)	(1.46)	(3)	(0.03)	(98)	(1.43)	(4)	(0.04)

Discontinued operations	—	—	1	0.01	—	—	—	—

Total certain items and discontinued operations pre-tax	(94)	(1.46)	(2)	(0.02)	(98)	(1.43)	(4)	(0.04)

Tax impact of certain items and discontinued operations (C)	1	—	1	—	5	0.04	1	-

Total certain items and discontinued operations after tax	$(93)	$(1.46)	$(1)	$(0.02)	$(93)	$(1.39)	$(3)	$(0.04)

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004

Statement of Operations Line Item
Cost of sales	$(3)	$(1)	$(7)	$(2)
Selling and administrative expenses	(1)	(1)	(1)	(1)
Goodwill asset impairment	(90)	—	(90)	—
Other (charges) income	—	(1)	—	(1)

Total certain items	$(94)	$(3)	$(98)	$(4)

(A)	Per share amounts are calculated after tax.

(B)	Due to the Company’s net loss for the quarter and year to date periods ending March 31, 2005, common shares totaling 9 million are required to be excluded from the calculation of diluted earnings per share, as including them would have an antidilutive effect. However, in order to consistently present the per share impact of the certain items on the Company’s results from period to period, the certain items are calculated using the Company’s fully diluted weighted average common shares outstanding of 69 million. The impact of this change in the weighted average common shares outstanding on both continuing operations and certain items is reflected in this line.

(C)	Year to date amount includes $3 million of tax benefit related to the closure of the Altona facility.